Exhibit 99.1

CohnReznick LLP
cohnreznick.com

Independent Auditor’s Report

To the Members

Strategic Storage Holdings, LLC and Subsidiaries

We have audited the accompanying consolidated balance sheet of Strategic Storage Holdings, LLC and Subsidiaries as of December 31, 2013, and the related consolidated statements of income, members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Strategic Storage Holdings, LLC and Subsidiaries as of December 31, 2013, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ CohnReznick LLP

Los Angeles, California

May 28, 2014

STRATEGIC STORAGE HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2013
Assets
Cash and cash equivalents	$1,730,108
Accounts receivable – affiliates	1,362,466
Prepaid expenses and other	23,979
Due from affiliates	1,866,386

Total current assets	4,982,939

Investment in Operating Partnerships	532,655
Due from affiliates	1,317,862
Other assets	4,725

Total other assets	1,855,242

Computer and software	287,998
Furniture and fixtures	91,455
Less: accumulated depreciation	(312,938)

Net fixed assets	66,515

Total assets	$6,904,696

Liabilities and Members’ Equity
Liabilities
Accounts payable	$544,062
Accrued distributions	40,000
Other accrued liabilities	1,004,451

Total current liabilities	1,588,513

Members’ equity
Series A preferred units	2,971,514
Series C preferred units	1,975,000
Common units	369,669

Total members’ equity	5,316,183

Total liabilities and members’ equity	$6,904,696

See notes to consolidated financial statements.

STRATEGIC STORAGE HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

Year Ended December 31, 2013
Revenue
Acquisition fees	$1,824,022
Property management fees	4,581,740
Asset management fees	4,743,294

Total revenue	11,149,056

Operating expenses
Payroll	5,645,900
Marketing	1,469,720
General and administrative	894,669
Professional services	473,906

Total operating expenses	8,484,195

Other expense
Depreciation	(63,843)
Interest expense	(134,255)
Other expense	(32,869)

Total other expense	(230,967)

Net income	$2,433,894

See notes to consolidated financial statements.

STRATEGIC STORAGE HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Common Units	Series A Preferred Units	Series C Preferred Units	Total
Balance December 31, 2012	$—	$1,061,018	$2,352,728	$3,413,746
Redemptions	—	(25,000)	(25,000)	(50,000)
Distributions	—	(282,915)	(198,542)	(481,457)
Net income	369,669	2,218,411	(154,186)	2,433,894

Balance December 31, 2013	$369,669	$2,971,514	$1,975,000	$5,316,183

See notes to consolidated financial statements.

STRATEGIC STORAGE HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31, 2013
Cash flows from operating activities
Net income	$2,433,894
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	63,843
Changes in assets and liabilities
Decrease in accounts receivable	804,678
Decrease in prepaid expenses	43,916
Increase in accounts payable	315,402
Decrease in other accrued liabilities	(67,015)

Net cash provided by operating activities	3,594,718

Cash flows from investing activities
Purchases of fixed assets	(35,136)
Distributions from investment in Operating Partnership	12,196
Investment in Operating Partnerships	(403,000)
Advances to affiliates	(1,638,640)

Net cash used in investing activities	(2,064,580)

Cash flows from financing activities
Distributions paid—preferred units	(481,876)
Redemption of preferred units	(50,000)

Net cash used in financing activities	(531,876)

Net increase in cash and cash equivalents	998,262
Cash and cash equivalents, beginning	731,846

Cash and cash equivalents, end	$1,730,108

Supplemental disclosure of cash flow information
Cash paid for interest	$359,089
Supplemental disclosure of noncash financing activity
Total accrued distributions payable	$40,000

See notes to consolidated financial statements.

STRATEGIC STORAGE HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

Note 1. Organization

Strategic Storage Holdings, LLC (“Holdings”) was formed on June 26, 2007 under the laws of the State of Delaware for the purpose of serving as a holding company for Strategic Storage Property Management, LLC (the “Property Manager”) and Strategic Storage Advisor, LLC (the “Advisor”). The Property Manager and Advisor were each formed as wholly-owned subsidiaries on August 13, 2007 as Delaware limited liability companies.

Strategic Capital Holdings, LLC, a majority owner of Holdings, was also the sponsor of the public offerings of Strategic Storage Trust, Inc. (“SSTI”), which was formed to acquire, own and operate self storage facilities.

On August 24, 2007, the Advisor purchased 100 shares of SSTI’s common stock for $1,000 and became SSTI’s initial stockholder. The Advisor also purchased a limited partnership interest in Strategic Storage Operating Partnership, L.P., the operating partnership of SSTI (the “Operating Partnership”), for $200,000. On March 17, 2008, the Securities and Exchange Commission (the “SEC”) declared SSTI’s registration statement effective and, on May 22, 2008, SSTI satisfied the minimum offering requirements of its public offering (the “Offering”) and commenced formal operations.

The Advisor was formed primarily to manage the affairs of SSTI on a day-to-day basis and to identify and make acquisitions and investments on SSTI’s behalf under the terms of an advisory agreement (the “Advisory Agreement”). The Advisor derived substantially all of its revenue from fees earned pursuant to the terms of the Advisory Agreement (see note 4).

The Property Manager was formed to manage SSTI’s self storage properties and derived substantially all of its income from the property management services performed for SSTI (see note 4).

Holdings is the sponsor of the initial public offerings of Strategic Storage Growth Trust, Inc. (SSGT) and Strategic Storage Trust II, Inc. (“SST II”), each of which were formed to acquire, own, and operate self storage facilities. Holdings is the sole owner of Strategic Storage Realty Group, LLC (“SSRG”), which was formed on January 7, 2013 for the purpose of serving as a holding company for SS Growth Property Management, LLC, the property manager for SSGT (the “SSGT Property Manager”), SS Growth Advisor, LLC, the advisor for SSGT (the “SSGT Advisor”), Strategic Storage Property Management II, LLC, the property manager for SST II (the “SST II Property Manager”), and Strategic Storage Advisor II, LLC, the advisor for SST II (the “SST II Advisor”), SSRG owns 97.5% of the economic interests and 100% of the voting interests of each of SSGT Advisor and SST II Advisor, with affiliates of the dealer manager of SSGT and SST II owning the remaining 2.5% of the economic interests in these entities.

On May 31, 2013, SSGT Advisor purchased 100 shares of SSGT’s common stock for $1,000 and became SSGT’s initial stockholder. SSGT’s Advisor also purchased a limited partnership interest in SS Growth Operating Partnership, L.P., the operating partnership of SSGT (the “SSGT Operating Partnership”), for $201,000. On June 17, 2013, SSGT commenced a private offering of up to $109.5 million in shares of its common stock to accredited investors only pursuant to a confidential private placement memorandum.

SSGT Advisor was formed primarily to manage the affairs of SSGT on a day-to-day basis and to identify and make acquisitions and investments on SSGT’s behalf under the terms of an advisory agreement (the “SSGT Advisory Agreement”). SSGT Advisor will derive substantially all of its revenue from fees earned pursuant to the terms of the SSGT Advisory Agreement (see note 4).

SSGT Property Manager was formed to manage SSGT’s self storage properties and will derive substantially all of its income from the property management services it will perform for SSGT.

On August 2, 2013, SST II Advisor purchased 100 shares of SST II’s common stock for $1,000 and became SST II’s initial stockholder. SST II Advisor also purchased a limited partnership interest in Strategic Storage Operating Partnership II, L.P., the operating partnership of SST II (the “SST II Operating Partnership”), for $200,000. On September 4, 2013, SST II filed a Registration Statement on Form S-11 (SEC File No. 333-190983) for the registration of up to $1,095,000,000 in shares of common stock for sale to the public, consisting of up to 100,000,000 shares of common stock in the primary offering at a price of $10.00 per share and up to 10,000,000 shares of common stock for sale pursuant to SST II’s distribution reinvestment plan at a price of $9.50 per share (see note 8).

STRATEGIC STORAGE HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

SST II Advisor was formed primarily to manage the affairs of SST II on a day-to-day basis and to identify and make acquisitions and investments on SST II’s behalf under the terms of an advisory agreement (the “SST II Advisory Agreement”). SST II Advisor will derive substantially all of its revenue from fees earned pursuant to the terms of the SST II Advisory Agreement (see note 8).

SST II Property Manager was formed to manage SST II’s self storage properties and will derive substantially all of its income from the property management services it will perform for SST II.

Note 2. Summary of Significant Accounting Policies

Principles of Consolidation

The financial statements are presented on a consolidated basis and include the accounts of Strategic Storage Holdings, LLC and its subsidiaries, Strategic Storage Property Management, LLC, Strategic Storage Advisor, LLC., Strategic Storage Realty Group, LLC, SS Growth Property Management, LLC, SS Growth Advisor, LLC, Strategic Storage Property Management II, LLC, and Strategic Storage Advisor II, LLC (collectively, “the Company”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable and Due from Affiliates

Accounts receivable and due from affiliates are charged to bad debt when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

Amounts due from affiliates also include advances to and costs incurred in pursuit of business opportunities on behalf of affiliated entities that are expected to be reimbursed upon the successful formation or acquisition of the affiliated entity. Such costs and advances are deferred and included in due from affiliates until all efforts to pursue the opportunity are abandoned or the Company has determined such amounts will not be reimbursed, at which time the costs or advances will be charged to operations (see note 4).

Depreciation of Fixed Assets

Depreciation of our fixed assets is charged to expense on a straight-line basis over the estimated useful lives as follows:

Description	Standard Depreciable Life
Computer and software	3 to 5 years
Furniture and fixtures	3 to 5 years

STRATEGIC STORAGE HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

Investments in the Operating Partnership, SSGT Operating Partnership and SST II Operating Partnership

The Company, through the various advisors, has investments in SSTI, the Operating Partnership, SSGT, SSGT Operating Partnership, SST II, and SST II Operating Partnership that are accounted for under the cost method of accounting. Under the cost method of accounting, income is recognized for the amount of distributions received, except that distributions that exceed the Company’s share of each respective operating partnership’s earnings since the date of investment are considered a return of capital and are applied to reduce the carrying value of the investment. Any distributions received in excess of the carrying amount of the investments are recognized as income. Through December 31, 2013, only SSTI and the Operating Partnership had made distributions, all of which have been considered a return of capital since the Operating Partnership has incurred a net loss since its inception.

Under the terms of each respective operating partnership agreement, the Company is prohibited from exchanging, redeeming or otherwise transferring its units for as long as it is acting as the advisor to SSTI, SSGT, and SST II, respectively. The Company is entitled to distributions with respect to its units in the respective operating partnership that are equivalent to the distributions made to the stockholders of SSTI, SSGT, and SST II, respectively

Revenue

The Company recognizes revenue on the accrual basis as earned in accordance with the provisions of the Advisory Agreement and the respective property management agreements with affiliates.

Reimbursement of expenses incurred on behalf of affiliates for which the Company acts as agent are presented on a net basis.

All of the Company’s revenue is currently from advisory, asset management and property management services provided to SSTI.

Organizational and Offering Costs

The Company has incurred offering costs related to the private placement of the Series A and Series C Preferred Units. Such costs consisted primarily of sales commissions and legal costs. Offering costs are recorded as a reduction of the equity proceeds contributed by the respective Preferred Unit holders.

Organization costs in connection with the formation of the Company were expensed as incurred.

Marketing

The Company expenses marketing costs when incurred. For the year ended December 31, 2013, marketing expense was $1,469,720. Included in marketing expense are marketing and sales related expenses paid by the Company on behalf of affiliated entities that are not expected to be reimbursed (see note 4).

Income Taxes

The Company and its subsidiaries have elected to be treated as pass-through entities for income tax purposes and, as such, are not subject to income taxes. Rather, all items of taxable income and deductions are passed through to and are reported by their owners on their respective income tax returns. The Company and its subsidiaries’ federal tax status as pass-through entities is based on their legal status as a limited liability company. Accordingly, the Company and its subsidiaries are not required to take any tax positions in order to qualify as pass-through entities. The Company and its subsidiaries are required to file and do file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these consolidated financial statements do not reflect a provision for income taxes and the Company and its subsidiaries have no other tax positions which must be considered for disclosure. Income tax returns filed by the Company and its subsidiaries are

STRATEGIC STORAGE HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2010 remain open.

Note 3. Note Payable

On June 2, 2008, the Company entered into a credit agreement with JMP Capital LLC (JMP) for a $2,000,000 non-revolving credit line (the “Credit Line”). The Credit Line matured on June 2, 2011, with the remaining principal balance and all accrued interest due on such date. During 2011, the note payable, including outstanding accrued interest, was repaid in full.

In connection with the execution of the Credit Line agreement, the Company also entered into a Revenue Sharing Agreement with JMP (the “Revenue Agreement”). Under the terms of the Revenue Agreement, the Company committed that upon repayment of the Credit Line in full, the Company would make monthly cash payments to JMP equal to (i) 15% of all the Company’s revenues, as defined, less (ii) the Interest Delta, as defined in the Revenue Agreement. In accordance with the Revenue Agreement, the Company could have bought JMP’s interest in the revenue share at various times, beginning upon the repayment of the Credit Line in full, and at various amounts, through the fifth anniversary of the date that the Credit Line was satisfied in full, which occurred on June 2, 2011. The Company had no further right to buy out JMP’s interest in the Revenue Agreement after the fifth anniversary of the satisfaction of the Credit Line.

In October 2009, the Credit Line agreement was modified such that (i) no further advances would be available to the Company with respect to the Credit Line; (ii) JMP’s revenue share was reduced from 15% to 10%; (iii) the Company’s buy out of JMP’s interest in the revenue share was reduced by 36.875%; and, (iv) the Company would make monthly principal payments of $25,000 beginning January 1, 2010 through June 30, 2010, increasing to $50,000 beginning July 1, 2010, through maturity. In accordance with the Revenue Agreement, the Company incurred $134,255 for the year ended December 31, 2013 which is included in interest expense.

On March 14, 2013, the Company bought out JMP’s interest in the revenue share and has satisfied all of its obligations under the Revenue Agreement and the Revenue Agreement has been terminated.

Note 4. Related Party Transactions

SSTI Advisory Agreement

The Advisor has executed an Advisory Agreement with SSTI, which entitles the Advisor to specified fees upon the provision of certain services with regard to SSTI’s offering and investment of funds in real estate properties, among other services, as well as reimbursement for organizational and offering costs incurred by the Advisor on behalf of SSTI and reimbursement of certain costs and expenses incurred by the Advisor in providing services to SSTI. On September 27, 2012, the Advisor entered into a Second Amended and Restated Advisory Agreement with SSTI. The material terms of the Advisory Agreement were not changed. However, certain provisions were added, the most significant of which was a provision restricting SSTI, during the term of the Advisory Agreement and for a period of two years after the termination of the Advisory Agreement, from soliciting or hiring any employee of, or person performing services on behalf of, the Advisor (see note 8).

Services provided to SSTI are as follows:

Acquisition Fee

The Advisor is entitled to receive an acquisition fee equal to 2.5% of the contract purchase price of each property acquired by SSTI plus reimbursement of acquisition expenses incurred by the Company. During the year ended December 31, 2013, acquisition fees earned were $1,824,022, of which none remained unpaid as of December 31, 2013.

STRATEGIC STORAGE HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

Asset Management Fee

The Advisor is entitled to receive a monthly fee for its services in managing SSTI’s assets (exclusive of assets acquired in affiliated transactions) equal to 0.0833% of the aggregate asset value, as defined, calculated on a monthly basis; provided, however, that if the average of the aggregate asset value, as defined, of assets exceeds $500 million, the monthly asset management fee shall be reduced to 0.0625% of the average of the aggregate asset value, as defined, of those assets exceeding $500 million unless the modified funds from operations (as defined in the Advisory Agreement), including payment of the fee, is greater than 100% of SSTI’s distributions in any month. In addition, the Advisor is entitled to receive up to one-half of the total commission paid, but not to exceed 3%, upon the sale of any asset by SSTI as long as the Advisor provides substantial assistance with the sale with such fee being subordinated to SSTI’s stockholders receiving a 6% cumulative, noncompounded annual return on their invested capital. Pursuant to the Operating Partnership Agreement, the Advisor is also entitled to various subordinated fees should SSTI list its shares of common stock on a national exchange, terminate the Advisory Agreement, liquidate its portfolio or enter into an Extraordinary Transaction, as defined in the Operating Partnership Agreement. During 2013, the Advisor permanently waived asset management fees related to the Stockade Portfolio totaling approximately $525,000. During the year ended December 31, 2013, asset management fees of $4,743,294 were earned, of which $706,658 remain outstanding and are included in accounts receivable—affiliates on the consolidated balance sheet.

Reimbursement of Operating Expenses and Organization and Offering Costs

The Advisory Agreement provides for reimbursement of the Advisor’s direct and indirect costs of providing administrative and management services to SSTI. Such reimbursements are allocated expenses reported on a net basis. Beginning October 1, 2009 (four fiscal quarters after the acquisition of SSTI’s first real estate asset), the Advisor must pay or reimburse SSTI the amount by which the aggregate operating expenses exceed the greater of 2% of SSTI’s average invested assets or 25% of SSTI’s net income, as defined, unless a majority of SSTI’s independent directors determine that such excess expenses were justified based on unusual and nonrecurring factors. During the year ended December 31, 2013, the Advisor permanently waived certain reimbursable indirect costs, primarily payroll and related overhead costs, related to administrative and management services, totaling approximately $975,000. Additionally, for the year ended December 31, 2013, the Advisor incurred operating costs on behalf of SSTI totaling approximately $385,000 and such amounts were not waived.

Certain organization and offering costs of SSTI’s Offering were being paid by the Advisor on behalf of SSTI. SSTI was required to reimburse the Advisor for such organization and offering costs; provided, however, the Advisor must reimburse SSTI within 60 days after the end of the month in which the Offering terminates to the extent SSTI paid or reimbursed organization and offering costs in excess of 3.5% of the gross offering proceeds from SSTI’s Offering. If at any point in time SSTI determines that the total organization and offering costs are expected to exceed 3.5% of the gross proceeds anticipated to be received from the Offering, the excess will be classified as an additional capital contribution from the Advisor to SSTI. Subsequent to the termination of SSTI’s Offering on September 22, 2013, we have determined that organization and offering costs did not exceed 3.5% of the gross proceeds from SSTI’s Offering. During the year ended December 31, 2013, the Advisor incurred $344,055 of offering costs on SSTI’s behalf.

As of December 31, 2013, $377,598 remain due from SSTI, related to the reimbursement of operating expenses and are included in due from affiliates—current on the consolidated balance sheet.

As of December 31, 2013, $22,388 is due from various affiliates related to the reimbursement of operating expenses and is also included in due from affiliates—current on the consolidated balance sheet.

Property Management Agreement

The Property Manager will be entitled to receive a fee for its services in managing SSTI’s properties, generally equal to 6.0% of the gross revenues from the properties plus reimbursement of the direct costs of managing the properties under the property management agreement. In the event that the Property Manager assists with the development or redevelopment of a

STRATEGIC STORAGE HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

property, SSTI may pay a separate market-based fee for such services. On September 27, 2012, SSTI’s board of directors approved revisions to our property management agreements that will be entered into with respect to properties acquired after that date and will be entered into as our current property management agreements are renewed. The revisions include increasing the term to three years, with automatic three-year extensions; revising the property owner’s obligation to reimburse the Property Manager for certain expenses; the addition of a construction management fee, as defined; the addition of a tenant insurance administrative fee; adding a non-solicitation provision; and adding a provision regarding the Property Manager’s use of trademarks and other intellectual property owned by Strategic Storage Holdings, LLC. During 2013, our Property Manager permanently waived certain costs, reimbursements and fees totaling approximately $759,000. During the year ended December 31, 2013, property management fees totaling $4,581,740 were earned, of which $655,808 remain outstanding and are included in accounts receivable—affiliates on the consolidated balance sheet.

Due from Affiliates—Current

As of December 31, 2013, due from affiliates—current includes $393,366 and $1,073,034 due from SSGT and SST II, respectively, which amounts relate to organization and offering expenses incurred by the Company and its affiliates on behalf of the respective companies. As of December 31, 2013, SSGT had not raised the minimum amount of funds in its private offering and had not broken escrow, and SST II’s offering (which also requires that a minimum amount of funds must be raised prior to breaking escrow) had not been declared effective by the SEC. Such amounts will be collected after SSGT and SST II raise their respective minimum offering amounts and break escrow.

Due from Affiliates—Noncurrent

As of December 31, 2013, due from affiliates—noncurrent includes $1,317,862 due from Strategic Capital Holdings, LLC and its affiliates. Due from affiliates—noncurrent balances are noninterest bearing and are not expected to be collected on a current basis.

Affiliates Marketing and Sales Expenses

The Company has paid marketing and sales expenses related to the ongoing common stock offering of SSTI on behalf of affiliated entities for which the Company is not going to be reimbursed. During the year ended December 31, 2013, the Company paid and expensed approximately $1.5 million of such costs which are included in marketing expense on the accompanying consolidated statement of income.

SSGT Advisory Agreement

On June 17, 2013, SSGT Advisor entered into an Advisory Agreement with SSGT and SSGT Operating Partnership, which entitled SSGT Advisor to specified fees upon the provision of certain services with regard to SSGT’s private offering and investment of funds in real estate properties, among other services, as well as reimbursement for organizational and offering costs incurred by SSGT Advisor on behalf of SSGT and reimbursement of certain costs and expenses incurred by SSGT Advisor in providing services to SSGT. On December 10, 2013, SSGT Advisor entered into an Amended and Restated Advisory Agreement with SSGT and SSGT Operating Partnership, which was further amended on February 5, 2014. As of December 31, 2013, SSGT had not raised the minimum amount of funds in its private offering and had not broken escrow, therefore, no fees were earned pursuant to the SSGT Advisory Agreement as of December 31, 2013.

Note 5. Members’ Equity

Common Units

Since inception, the Company has authorized and issued three classes of common units pursuant to its operating agreement. Class A Common Units representing approximately 75% interest in the Company were issued to Strategic Capital Holdings, the managing member. Remaining 25% interests represented by Class B and Class C Common Units have been issued to certain members of management and other individuals. Class A Common Units vest immediately, Class B

STRATEGIC STORAGE HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

Common Units are subject to forfeiture in accordance with a two year vesting schedule, as defined in the operating agreement and Class C Common Units are subject to forfeiture in accordance with a four year vesting schedule, as defined in the operating agreement.

Except as provided in the operating agreement, no member may assign, sell, encumber or otherwise transfer all or any part of their units without the prior written consent of the managing member.

Preferred Units

The Company offered 300,000 Series A Preferred Units for a total of $3,000,000, which units are convertible on a one-for-one basis into Class A Common Units beginning on January 1, 2011 and are entitled to a preferred return of 10% per annum, accruing monthly in arrears and computed on a 360-day per year basis (the “Series A Preferred Return”). Each Series A Preferred Unit shall automatically be converted into one Class A Common Unit upon a change of control event, as defined in the operating agreement. In addition, any time after June 30, 2011, the Company shall have the right to redeem all of the Series A Preferred Units by making a cash payment to each holder equal to the sum of (i) the unreturned capital contribution, (ii) any unpaid Series A Preferred Return, and (iii) any applicable call premium, as defined in the operating agreement. During 2013, the Company redeemed 2,500 Series A Preferred Units for a total of $25,000. As of December 31, 2013, the Company had 282,499 of Series A Preferred Units outstanding.

During 2009, the Company began offering up to 300,000 Series C Preferred Units for up to $3,000,000. The Series C Preferred Units are entitled to a preferred return of 10% per annum, accruing monthly in arrears and computed on a 360-day per year basis (the “Series C Preferred Return”). At any time the Company may call the Series C Preferred Units for redemption by making a cash payment to each holder equal to the sum of (i) the unreturned capital contribution, (ii) any unpaid Series C Preferred Return, and (iii) any applicable call premium, as defined in the operating agreement. In addition, holders of the Series C Preferred Units who have held their units for at least one year may, subject to the restrictions defined in the operating agreement, present such units to the Company for redemption. The Company may, in its sole and absolute discretion, repurchase units annually in accordance with the terms and limitations provided for in the operating agreement. During 2013, the Company redeemed 2,500 Series C Preferred Units for a total of $25,000. As of December 31, 2013, the Company had 197,500 of Series C Preferred Units outstanding.

Distributions of Net Cash Flow

The Company shall distribute Net Cash Flow, as defined in the operating agreement, within 30 days following the close of each calendar quarter in the following order of priority:

(i)	First, to the holders of Preferred Units in proportion to and to the extent of the excess of their cumulative Preferred Return as of the date of distribution over the cumulative distributions previously made to them; and

(ii)	Second, to the holders of Common Units in proportion to their respective ownership percentages.

Upon dissolution of the Company, distributions shall be made in accordance with Section 19.1 of the operating agreement.

Note 6. Lease Obligations

The Company shares office space in its corporate offices in Ladera Ranch, California with various affiliates. Such costs are allocated between the affiliated entities based upon estimated usage. Rent expense allocated to the Company for the year ended December 31, 2013 was approximately $129,000.

STRATEGIC STORAGE HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

Note 7. Concentration of Credit Risk

The Company maintains its cash balances in several accounts in one bank. At times, these balances may exceed the federal insurance limits; however, the Company has not experienced any losses with respect to its bank balances in excess of government provided insurance. The Company believes that no significant concentration of credit risk exists with respect to these cash balances at December 31, 2013.

Note 8. Subsequent Events

Events that occur after the consolidated balance sheet date but before the consolidated financial statements were available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at the consolidated balance sheet date are recognized in the accompanying consolidated financial statements. Subsequent events which provide evidence about conditions that existed after the consolidated balance sheet date require disclosure in the accompanying notes. Management evaluated the activity of the Company through May 28, 2014 and concluded that the following subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements.

SST II Public Offering

On January 10, 2014, the SEC declared SST II’s registration statement effective and, on May 23, 2014, SST II satisfied the minimum offering requirements of its public offering and commenced formal operations.

SST II Advisory Agreement

On January 10, 2014, SST II Advisor entered into an Advisory Agreement with SST II, which entitles SST II Advisor to specified fees upon the provision of certain services with regard to SST II’s offering and investment of funds in real estate properties, among other services, as well as reimbursement for organizational and offering costs incurred by SST II Advisor on behalf of SST II and reimbursement of certain costs and expenses incurred by SST II Advisor in providing services to SST II.

SSGT Private Placement Memorandum

On May 23, 2014, SSGT satisfied the minimum offering requirements of its private placement memorandum.

SSGT Public Offering

On January 22, 2014, SSGT filed a Registration Statement on Form S-11 (SEC File No. 333-193480) for the registration of up to $1,095,000,000 in shares of common stock for sale to the public, consisting of up to 100,000,000 shares of common stock in the primary offering at a price of $10.00 per share and up to 10,000,000 shares of common stock for sale pursuant to SSGT’s distribution reinvestment plan at a price of $9.50 per share. As of May 28, 2014, SSGT’s public offering had not yet been declared effective by the SEC.

Revised SSTI Agreements

On March 28, 2014, the Advisor entered into a Third Amended and Restated Advisory Agreement with SSTI and the Operating Partnership and a Second Amended and Restated Limited Partnership Agreement with the Operating Partnership and SSTI.

Third Amended and Restated Advisory Agreement

Pursuant to the Third Amended and Restated Advisory Agreement, provisions related to various subordinated fees that would be due to the Advisor upon the occurrence of certain events have been removed from such agreement and are now

STRATEGIC STORAGE HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

included in the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership. Additionally, the Operating Partnership is now a party to the Third Amended and Restated Advisory Agreement and has provided customary representations and warranties, and the provisions of the Second Amended and Restated Limited Partnership Agreement are incorporated into the Third Amended and Restated Advisory Agreement.

Operating Partnership Agreement

Pursuant to the Second Amended and Restated Limited Partnership Agreement, the Advisor has been granted a special limited partnership interest in the Operating Partnership and is a party to the Second Amended and Restated Limited Partnership Agreement. In addition, provisions related to various subordinated fees that would be due to the Advisor upon the occurrence of certain events have been included in such agreement and are payable as distributions pursuant to the Advisor’s special limited partnership interest. After giving effect to the Second Amended and Restated Limited Partnership Agreement, the Advisor may be entitled to receive various subordinated distributions, each of which are outlined further in the Second Amended and Restated Limited Partnership Agreement, if SSTI (1) lists its shares of common stock on a national exchange, (2) terminates its advisory agreement, (3) liquidates its portfolio, or (4) enters into an Extraordinary Transaction, as defined in such agreement. In the case of each of the foregoing distributions, the Advisor’s receipt of the distribution is subordinate to return of capital to SSTI’s stockholders plus at least a 6% cumulative, non-compounded return, and the Advisor’s share of the distribution is 5%, 10%, or 15%, depending on the return level to SSTI’s stockholders. In addition, the Advisor may be entitled to a one-time cash distribution in the event that SSTI (1) lists its shares of common stock on a national exchange, (2) liquidates its portfolio, or (3) enters into an Extraordinary Transaction resulting in a return to SSTI’s stockholders in excess of an amount per share that will be determined by SSTI’s independent directors. Such one-time cash distribution will be paid as part of the complete redemption of the Advisor’s special limited partnership interest in the Operating Partnership and will be up to the aggregate amount of all unreturned and unreimbursed capital invested by the Advisor and its affiliates in SSTI, the Operating Partnership, the Advisor and affiliates, relating in any way to SSTI’s business or the Operating Partnership’s business or any offering.